_____________________________________________________________________________

securities and exchange commission

Washington, D.C. 20549

__________________________

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

_______________________________________________________

HERRING BANK

(Exact name of Trustee as specified in its charter)

75-0330569

(I.R.S. Employer Identification Number)

1608 S. Polk St. Amarillo, Texas	79102
(Address of Principal Executive Offices)	(Zip Code)

Stephen Browning

Herring Bank

1608 S. Polk St.

Amarillo, Texas 79102

(806) 378-1810

(Name, address and telephone number of agent for service)

AMERICAN CHURCH MORTGAGE COMPANY

(Issuer with respect to the Securities)

Minnesota	41-1793975
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10237 Yellow Circle Drive Minnetonka, Minnesota	55343
(Address of Principal Executive Offices)	(Zip Code)

$10,000,000 – Series E Secured Investor Certificates

(Title of the Indenture Securities)

______________________________________________________________________________

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Federal Deposit Insurance Corporation Washington, D.C.

Texas State Banking Department, Austin, TX

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15. Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.
2.	A copy of the certificate of authority of the Trustee to commence business.
3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers. (See Exhibit 2)
4.	A copy of the existing bylaws of the Trustee.
5.	A copy of each Indenture referred to in Item 4. Not applicable.
6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.
7.	Report of Condition of the Trustee as of December 31, 2016, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, HERRING BANK, a state banking institution organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Amarillo, State of Texas on the 6th day of November, 2017.

HERRING BANK

/s/ Stephen Browning

Stephen Browning

Senior Vice President, Trust Director

Exhibit 1

Articles of Association

Incorporated herein by reference to Exhibit 25 to the Company’s Registration Statement, SEC File #333-197326 filed July 9, 2014.

Exhibit 2

Certificate of Authority

STATE OF TEXAS

DEPARTMENT OF BANKING

CERTIFICATE OF AUTHORITY

3157-02
Charter number

This is to certify that

Herring Bank

Effective May 2, 2005
is duly authorized under the laws of the State of Texas to
conduct the business of banking at

2201 Civic Circle

Amarillo, Potter County, Texas

In witness whereof I have hereunto set my hand at the City of
Austin, Travis County, in the State of Texas.

Randall S. James, Banking Commissioner of Texas

Centennial
1905-2005

Exhibit 4

Bylaws

Incorporated herein by reference to Exhibit 25 to the Company’s Registration Statement, SEC File #333-197326 filed July 9, 2014.

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, HERRING BANK hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: November 6, 2017

HERRING BANK

By: /s/ Stephan Browning

Stephan Browning

SeniorVice-President, Trust Director

Exhibit 7

Herring Bank

Statement of Financial Condition

Annual Disclosure Statement

December 31, 2016

FFIEC 041

Herring Bank
Amarillo, TX 79109

I, the undersigned officer, attest to the correctness of this statement and declare that it has been examined by me and to the best of my knowledge and belief has been prepared in accordance with instructions issued by the appropriate Federal regulatory authority and is true and correct.

___/s/ Stephan Browning_______________________________________________________________

Signature Date

This statement has not been reviewed, or confirmed for accuracy or relevance, by the Federal Deposit Insurance Corporation

Herring Bank Monday, September 18, 2017

Consolidated Report of Income

December 31, 2016

Dollar Amounts in Thousands	Prior Year 2015	Current Year 2016
Interest income:		
Interest and fee income on loans:		
Loans secured by real estate:		
Loans secured by 1-4 family residential	1,870	1,933
All other loans secured by real	10,359	9,628
Commercial and industrial	2,696	2,923
Loans to individuals for household, family, and other personal expenditures:		
Credit	82	76
Other (includes revolving credit plans other than credit cards, automobile loans, and other consumer	772	870
Loans to foreign governments and official	0	0
All other	975	804
Total interest and fee income on	16,754	16,234
Income from lease financing	452	352
Interest income on balances due from depository	63	74
Interest and dividend income on securities:		
U.S. Treasury securities and U.S. Government agency obligations (excluding mortgage-backed	1,217	761
Mortgage-backed	377	165
All other securities (includes securities issued by states and political subdivisions in the	95	97
Interest income from trading	0	0
Interest income on federal funds sold and securities purchased under agreements to	0	0
Other interest	14	15
Total interest	18,972	17,698
Interest expense:		
Interest on deposits:		
Transaction accounts (interest-bearing demand deposits, NOW accounts, ATS accounts, and telephone and preauthorized transfer	131	119
Nontransaction accounts:		
Savings deposits (includes	122	127
Time deposits of $100,000 or	286	345
Time deposits of less than	243	241
Expense of federal funds purchased and securities sold under agreements to	0	0
Interest on trading liabilities and other borrowed	0	1
Interest on subordinated notes and	0	0
Total interest	782	833
Net interest	18,190	16,865
Provision for loan and lease	1,715	1,013
Noninterest income:		
Income from fiduciary	1,813	1,786
Service charges on deposit	2,006	1,812
Trading	0	0
Fees and commissions from securities	5	7
Investment banking, advisory, and underwriting fees and	0	0
Fees and commissions from annuity	0	0
Underwriting income from insurance and reinsurance	0	0
Income from other insurance	2	2
Venture capital	0	0

Page 1 of 9

Herring Bank Monday, September 18, 2017

Consolidated Report of Income

December 31, 2016

Dollar Amounts in Thousands	Prior Year 2015	Current Year 2016
Noninterest income (continued):		
Net servicing	0	0
Net securitization	0	0
Net gains (losses) on sales of loans and	1,841	1,180
Net gains (losses) on sales of other real estate	(186)	(13)
Net gains (losses) on sales of other assets (excluding	(7)	6
Other noninterest	2,228	2,383
Total noninterest	7,702	7,163
Realized gains (losses) on held-to-maturity	0	0
Realized gains (losses) on available-for-sale	94	7,117
Noninterest expense:		
Salaries and employee	11,346	11,293
Expenses of premises and fixed assets (net of rental income)		
(excluding salaries and employee benefits and mortgage	2,778	2,789
Goodwill impairment	0	0
Amortization expense and impairment losses for other intangible	0	9
Other noninterest	6,796	6,243
Total noninterest	20,920	20,334
Income (loss) before income taxes and extraordinary items and other	3,351	9,798
Applicable income	0	0
Income (loss) before discontinued	3,351	9,798
Discontinued operations, net of applicable income	NA	0
Net income (loss) attributable to bank and noncontrolling (minority)	3,351	9,798
LESS: Net income (loss) attributable to noncontrolling (minority)	0	0
Net income (loss) attributable to	3,351	9,798
Memoranda		
Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after August 7, 1986, that is not deductible for federal income tax	0	0
The following item is to be completed by banks with $1 billion or more in total assets.		
Income from the sale and servicing of mutual funds and	NR	NR
Income on tax-exempt loans and leases to states and political subdivisions in the	144	22
Income on tax-exempt securities issued by states and political subdivisions in the	24	20
Number of full-time equivalent employees at end of current period (round to the nearest whole number)	Number	Number
	174	174
The following item is to be completed by: • *banks with $300 million or more in total assets, and* • *banks with less than $300 million in total assets that have loans to finance agricultural production and other loans to farmers exceeding five percent of total loans.*		
Interest and fee income on loans to finance agricultural production and other loans to	526	513
Trading revenue (from cash instruments and derivative instruments) *(To be completed by banks that reported average trading assets of $2 million or more for any quarter of the preceding calendar year.):*		
Interest rate	NR	NR
Foreign exchange	NR	NR
Equity security and index	NR	NR
Commodity and other	NR	NR
Credit	NR	NR

Page 2 of 9

Herring Bank Monday, September 18, 2017

Consolidated Report of Income
December 31, 2016

Dollar Amounts in Thousands	Prior Year 2015	Current Year 2016
Memoranda (continued)		
The following two items are to be completed by banks with $100 billion or more in total assets that are required to complete the Trading revenue items above.		
Impact on trading revenue of changes in the creditworthiness of the bank's derivatives counterparties on the bank's derivative assets (included in items	NR	NR
Impact on trading revenue of changes in the creditworthiness of the bank on the bank's derivative liabilities (included in items	NR	NR
Net gains (losses) recognized in earnings on credit derivatives that economically hedge credit exposures held outside the trading account:		
Net gains (losses) on credit derivatives held for	0	0
Net gains (losses) on credit derivatives held for purposes other than	0	0
To be completed by banks with $300 million or more in total assets:		
Credit losses on	0	0
Does the reporting bank have a Subchapter S election in effect for federal income tax purposes	YES / NO	YES / NO
for the current tax	YES	YES
Noncash income from negative amortization on closed-end loans secured by 1-4 family residential	NR	NR
The following four items are to be completed by banks that have elected to account for assets and liabilities under a fair value option.		
Net gains (losses) recognized in earnings on assets and liabilities that are reported at fair value under a fair value option:		
Net gains (losses) on	NR	NR
Estimated net gains (losses) on loans attributable to changes in instrument-specific credit	NR	NR
Net gains (losses) on	NR	NR
Estimated net gains (losses) on liabilities attributable to changes in instrument-specific credit	NR	NR
Other-than-temporary impairment losses on held-to-maturity and available-for-sale debt securities:		
Total other-than-temporary impairment	0	0
Portion of losses recognized in other comprehensive income (before income	0	0
Net impairment losses recognized in	0	0
The following four items are to be completed by institutions with $1 billion or more in total assets and offer one or more consumer deposit account products.		
Components of service charges on deposit accounts in domestic offices:		
Consumer overdraft-related service charges levied on those transaction account and nontransaction savings account deposit products intended primarily for individuals for personal, household, or family	NR	NR
Consumer account periodic maintenance charges levied on those transaction account and nontransaction savings account deposit products intended primarily for individuals for personal, household, or family	NR	NR
Consumer customer automated teller machine (ATM) fees levied on those transaction account and nontransaction savings account deposit products intended primarily for individuals for personal, household, or family	NR	NR
All other service charges on deposit	NR	NR

Page 3 of 9

Herring Bank Monday, September 18, 2017

Consolidated Report of Income

December 31, 2016

Dollar Amounts in Thousands	Prior Year 2015	Current Year 2016
Changes in Equity Capital		
Total bank equity capital most recently reported for the December 31, 2015 Reports of Condition and Income (i.e., after adjustments from amended Reports of	51,469	50,815
Cumulative effect of changes in accounting principles and corrections of material accounting	0	0
Balance end of previous calendar year as	51,469	50,815
Net income (loss) attributable to	3,351	9,798
Sale, conversion, acquisition, or retirement of capital stock, net (excluding treasury stock transactions)	0	0
Treasury stock transactions,	0	0
Changes incident to business combinations,	0	0
LESS: Cash dividends declared on preferred	0	0
LESS: Cash dividends declared on common	3,937	9,308
Other comprehensive	(68)	(6,751)
Other transactions with stockholders (including a parent holding	0	0
Total bank equity capital end of current	50,815	44,554
Changes in Allowance for Loan and Lease Losses		
Balance most recently reported for the December 31, 2015, Reports of Condition and Income (i.e., after adjustments from amended Reports of	3,042	4,623
Recoveries	115	108
LESS:	249	2,193
LESS: Write-downs arising from transfers of loans to a held-for-sale	0	0
Provision for loan and lease	1,715	1,013
Adjustments	0	0
Balance end of current	4,623	3,551
Memoranda		
Allocated transfer risk	0	0
The following two items are to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes.		
Separate valuation allowance for uncollectible retail credit card fees and finance	NR	NR
Amount of allowance for loan and lease losses attributable to retail credit card fees and finance	NR	NR
The following item is to completed by all banks.		
Amount of allowance for post-acquisition credit losses on purchased credit-impaired loans accounted for in accordance with FASB ASC 310-30 (former AICPA Statement of Position	0	0

Page 4 of 9

Herring Bank Monday, September 18, 2017

Consolidated Report of Condition

December 31, 2016

Dollar Amounts in Thousands	Prior Year 2015	Current Year 2016
Assets		
Cash and balances due from depository institutions:		
Noninterest-bearing balances and currency and	17,650	19,269
Interest-bearing	14,468	21,685
Securities:		
Held-to-maturity	0	0
Available-for-sale	86,787	43,881
Federal funds sold and securities purchased under agreements to resell:		
Federal funds	0	0
Securities purchased under agreements to	0	0
Loans and lease financing receivables:		
Loans and leases held for	2,308	2,855
Loans and leases, net of unearned	283,957	315,016
LESS: Allowance for loan and lease	4,623	3,551
Loans and leases, net of unearned income and	279,334	311,465
Trading	0	0
Premises and fixed assets (including capitalized	7,396	8,599
Other real estate	211	3,648
Investments in unconsolidated subsidiaries and associated	0	0
Direct and indirect investments in real estate	0	0
Intangible assets:		
Goodwill	116	108
Other intangible	0	0
Other	7,390	7,636
Total	415,660	419,146
Liabilities		
Deposits:		
In domestic	363,007	366,488
Noninterest-bearing	101,663	99,167
Interest-bearing	261,344	267,321
Federal funds purchased and securities sold under agreements to repurchase:		
Federal funds	0	0
Securities sold under agreements to	0	0
Trading	0	0
Other borrowed money (includes mortgage indebtedness and obligations under		
capitalized	0	0
Subordinated notes and	0	0
Other	1,837	8,103
Total	364,844	374,591
Equity Capital		
Bank Equity Capital		
Perpetual preferred stock and related	0	0
Common	1,000	1,000
Surplus (excludes all surplus related to preferred	40,000	40,000
Retained	6,614	7,104
Accumulated other comprehensive	3,202	(3,550)
Other equity capital	0	0
Total bank equity	50,816	44,554
Noncontrolling (minority) interests in consolidated	0	0
Total equity	50,816	44,554
Total liabilities and equity	415,660	419,145

Page 5 of 9

Herring Bank Monday, September 18, 2017

Consolidated Report of Condition

December 31, 2016

Past Due and Nonaccrual Loans, Leases, and Other Assets (Dollar Amounts in Thousands)	Prior Year - 2015		Current Year - 2016	
	Past Due 90 days or more and still accruing	Nonaccrual	Past Due 90 days or more and still accruing	Nonaccrual
Loans secured by real estate:				
Construction, land development, and other land loans:				
1-4 family residential construction	0	0	0	0
Other construction loans and all land development and other land	13	0	0	0
Secured by	12	2,868	0	0
Secured by 1-4 family residential properties:				
Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of	0	0	0	0
Closed-end loans secured by 1-4 family residential properties:				
Secured by first	67	81	61	142
Secured by junior	0	0	0	0
Secured by multifamily (5 or more) residential	0	0	0	0
Secured by nonfarm nonresidential properties:				
Loans secured by owner-occupied nonfarm nonresidential	0	2,321	9	0
Loans secured by other nonfarm nonresidential	0	0	0	0
Loans to depository institutions and acceptances of other	0	0	0	0
Commercial and industrial	30	781	0	297
Loans to individuals for household, family, and other personal expenditures:				
Credit	28	0	13	0
Automobile	4	0	10	0
Other (includes revolving credit plans other than credit cards and other consumer	7	52	9	40
Loans to foreign governments and official	0	0	0	0
All other	0	0	0	178
Lease financing	0	109	0	0
Debt securities and other assets (exclude other real estate owned and other repossessed	0	0	0	0
Loans and leases reported in items above that are wholly or partially guaranteed by the U.S. Government, excluding loans and leases covered by loss-sharing agreements with the FDIC	0	0	0	0
Guaranteed portion of loans and leases included in item above, excluding rebooked "GNMA	0	0	0	0
Rebooked "GNMA loans" that have been repurchased or are eligible for repurchase included in item	0	0	0	0
Loans and leases reported in items above that are covered by loss-sharing agreements with the FDIC:				
Loans secured by real estate:				
Construction, land development, and other land loans:				
1-4 family residential construction	0	0	0	0
Other construction loans and all land development and other land	0	0	0	0

Page 6 of 9

Herring Bank Monday, September 18, 2017

Consolidated Report of Condition

December 31, 2016

Past Due and Nonaccrual Loans, Leases, and Other Assets (Dollar Amounts in Thousands)	Prior Year - 2015		Current Year - 2016	
	Past Due 90 days or more and still accruing	Nonaccrual	Past Due 90 days or more and still accruing	Nonaccrual
Secured by	0	0	0	0
Secured by 1-4 family residential properties:				
Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of	0	0	0	0
Closed-end loans secured by 1-4 family residential properties:				
Secured by first	0	0	0	0
Secured by junior	0	0	0	0
Secured by multifamily (5 or more) residential	0	0	0	0
Secured by nonfarm nonresidential properties:				
Loans secured by owner-occupied nonfarm nonresidential	0	0	0	0
Loans secured by other nonfarm nonresidential	0	0	0	0
Commercial and industrial	0	0	0	0
Loans to individuals for household, family, and other personal expenditures:				
Credit	0	0	0	0
Automobile	0	0	0	0
Other (includes revolving credit plans other than credit cards and other consumer	0	0	0	0
All other loans and all	0	0	0	0
Portion of covered loans and leases included in items above that is protected by FDIC loss-sharing	0	0	0	0

Page 7 of 9

Herring Bank Monday, September 18, 2017

Consolidated Report of Condition

December 31, 2016

Past Due and Nonaccrual Loans, Leases, and Other Assets Memoranda (Dollar Amounts in Thousands)	Prior Year - 2015		Current Year - 2016	
	Past Due 90 days or more and still accruing	Nonaccrual	Past Due 90 days or more and still accruing	Nonaccrual
Loans restructured in troubled debt restructurings included in items above.				
Construction, land development, and other land loans:				
1-4 family residential construction loans	0	0	0	0
Other construction loans and all land development and other land	0	0	0	0
Loans secured by 1-4 family residential	0	0	0	0
Secured by multifamily (5 or more) residential	0	0	0	0
Secured by nonfarm nonresidential properties:				
Loans secured by owner-occupied nonfarm nonresidential	0	0	0	0
Loans secured by other nonfarm nonresidential	0	0	0	0
Commercial and industrial	0	0	0	0
The following two items are to be complete by banks with $300 milion or more in total assets:				
To U.S. addressees	0	0	0	0
To non-U.S. addressees	0	0	0	0
All other loans (include loans to individuals for household, family, and other personal expenditures)	0	0	0	0
Itemize loan categories included in item above that exceed 10% of total loans restructured in troubled debt restructurings that are past due 30 days or more or in nonaccural status:				
Loans secured by	0	0	0	0
Loans to individuals for household, family, and other personal expenditures:				
Credit	0	0	0	0
Automobile	0	0	0	0
Other (includes revolving credit plans other than credit cards and other consumer loans)	0	0	0	0
The following item is to be completed by:				
• Banks with $300 million or more in total assets				
• Banks with less than $300 milion in total assets that have loans to finance agricultural production and other loans to farmers exceeding five percent of total loans				
Loans to finance agricultural production and other loans to farmers included in item	0	0	0	0
Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in items above	0	0	0	0

Page 8 of 9

Herring Bank Monday, September 18, 2017

Consolidated Report of Condition

December 31, 2016

Past Due and Nonaccrual Loans, Leases, and Other Assets — Memoranda (Dollar Amounts in Thousands)	Prior Year - 2015 Past Due 90 days or more and still accruing	Prior Year - 2015 Nonaccrual	Current Year - 2016 Past Due 90 days or more and still accruing	Current Year - 2016 Nonaccrual
The following four items are to be complete by banks with $300 million or more in total assets:				
Loans secured by real estate to non-U.S. addressees (domicile) (included in items above)	0	0	0	0
Loans to and acceptances of foreign banks (included in items	0	0	0	0
Commercial and industrial loans to non-U.S. addressees (domicile) (included in items	0	0	0	0
Leases to individuals for household, family, and other personal expenditures (included in items	0	0	0	0
The following item is to be completed by: • *Banks with $300 million or more in total assets* • *Banks with less than $300 million in total assets that have loans to finance agricultural production and other loans to farmers exceeding five percent of total loans*				
Loans to finance agricultural production and other loans to farmers (included in items above)	0	0	0	178
Loans and leases held for sale and loans measured at fair value (included in items above):				
Loans and leases held for	0	0	0	0
Loans measured at fair value:				
Fair value	0	0	0	0
Unpaid principal	0	0	0	0
The following item is to be completed by banks with $300 million or more in total assets:				
Derivative contracts:				
Fair value of amounts carried as assets	0		0	

Dollar Amounts in Thousands	Prior Year 2015	Current Year 2016
Additions to nonaccrual assets during the	6,141	75
Nonaccrual assets sold during the	0	0

Memoranda (Dollar Amounts in Thousands)	Prior Year - 2015 Past Due 90 days or more and still accruing	Prior Year - 2015 Nonaccrual	Current Year - 2016 Past Due 90 days or more and still accruing	Current Year - 2016 Nonaccrual
Purchased credit-impaired loans accounted for in accordance with FASB ASC 310-30 (former AICPA Statement of Position 03-3):				
Outstanding	0	0	0	0
Carrying amount in items	0	0	0	0

Page 9 of 9

2016 ANNUAL DISCLOSURE STATEMENT NOTICE OF AVAILABILITY

In accordance with Federal regulation, this bank will provide an Annual Disclosure Statement to our customers, shareholders, and the general public, upon request, containing the bank's financial information for the last two years. This information will be updated annually and made available on or before March 31, 2017.

To request a copy

of the Annual Disclosure Statement, please contact:

Nathan Terry / Controller
806-322-2763
Herring Bank
2201 Civic Circle
Amarillo, TX 79109